Exhibit 4.2

International Lease Finance Corporation
Officers’ Certificate

May 24, 2011

The undersigned, Frederick S. Cromer and Pamela S. Hendry, do hereby certify that they are the duly appointed and acting President and the duly appointed and acting Senior Vice President, Treasurer and Assistant Secretary, respectively, of International Lease Finance Corporation, a California corporation (the “Company”).  Each of the undersigned also hereby certifies, in such person’s capacity as such officer of the Company, pursuant to Sections 301 and 303 of the Indenture, dated as of August 1, 2006, as supplemented by the First Supplemental Indenture, dated as of August 20, 2010, the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of December 7, 2010 and the Third Supplemental Indenture, dated as of May 24, 2011 (as supplemented, the “Indenture”), each between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), that:

A.           There has been established pursuant to resolutions adopted by the Board of Directors of the Company (a copy of such resolutions is attached hereto as Exhibit A) the following series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, as follows:

1.               $1,000,000,000 aggregate principal amount of the 5¾% Senior Notes due 2016 (the “2016 Notes”); and

2.               $1,250,000,000 aggregate principal amount of the 6¼% Senior Notes due 2019 (the “2019 Notes” and together with the 2016 Notes, the “Notes”).

B.             The terms of the Notes shall be as follows:

(1)                               the title of the 2016 Notes is “5¾% Senior Notes due 2016” and the title of the 2019 Notes is “6¼% Senior Notes due 2019”.

(2)                               (a) the initial aggregate principal amount of the 2016 Notes which may be authenticated and delivered under the Indenture (except for 2016 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2016 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2016 Notes which, pursuant to Section 303 of the Indenture, shall not have been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder) is $1,000,000,000; the Company may, from time to time, without the consent of the holders of the 2016 Notes, issue additional Securities having the same ranking, interest rate, maturity and other terms as the 2016 Notes;

(b) the initial aggregate principal amount of the 2019 Notes which may be authenticated and delivered under the Indenture (except for 2019 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2019 Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any 2019 Notes which, pursuant to Section 303 of the Indenture, shall not have been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder) is $1,250,000,000; the Company may, from time to time, without the consent of the holders of the 2019 Notes, issue additional Securities having the same ranking, interest rate, maturity and other terms as the 2019 Notes;

(3)                             (a) the principal of the 2016 Notes is payable in full on May 15, 2016;

(b) the principal of the 2019 Notes is payable in full on May 15, 2019;

(4)                               the 2016 Notes will bear interest at a rate of 5¾% per year and the 2019 Notes will bear interest at a rate of 6¼% per year.

(5)                               interest on the Notes will be payable semi-annually, in cash in arrears, on May 15 and November 15 of each year, beginning on November 15, 2011, to the persons in whose name the respective Notes are registered at the close of business on the immediately preceding May 1 and November 1, respectively. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months; interest on the Notes will accrue from and including the date the Notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date; if an interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay;

(6)                               all payments in respect of a certificated Security (including principal and interest) shall be made at the office of the Trustee, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2016 Notes or $1,000,000 aggregate principal amount of 2019 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion);

(6)                               the Notes are not subject to redemption prior to their stated maturity;

(7)                               the Notes are not subject to any mandatory sinking fund;

(8)                               the Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount; and

(9)                               the Notes shall be issued in the form of one or more Global Securities and will be registered in the name of a nominee of DTC, New York, New York. Such Global Securities may be exchanged in whole or in part for individual Securities only on the terms and conditions set forth in the Indenture.  The initial Depositary for such Global Securities shall be The Depository Trust Company.

C.             The form of the Global Notes is attached hereto as Exhibit B-1 and Exhibit B-2 for the 2016 Notes and 2019 Notes, respectively.

D.            The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

E.              Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith.  In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent to be satisfied by the Company provided in the Indenture relating to the establishment, authentication and delivery by the Trustee of a series of Securities under the Indenture, designated as the Securities in this Officers’ Certificate, and the execution of the Third Supplemental Indenture have been complied with.  In the opinion of each of the undersigned, all such conditions precedent to be satisfied by the Company have been complied with.

The undersigned Secretary, by execution of this Certificate, thereby certifies the actions taken by the Board of Directors of the Company in authorizing and approving the specific terms of the Securities.

Capitalized terms herein not defined herein shall have the meanings assigned to such terms in the Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have signed this Officers’ Certificate as of the date first written above.

By:	/s/ Frederick S. Cromer
Name: Frederick S. Cromer
Title: President

By:	/s/ Pamela S. Hendry
Name: Pamela S. Hendry
Title: Senior Vice President, Treasurer and
Assistant Secretary